Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-272640) on Form S-3 and in the registration statements (No. 333-265033, No. 333-211566, No. 333-191612) on Form S-8 of our reports dated February 17, 2026, with respect to the consolidated financial statements of Independence Realty Trust, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 17, 2026